For Immediate Release

Jensen Beach, FL

September 23, 2003

Regency Affiliates, Inc. (RAFI.OB) is pleased to announce that its Board of Directors has authorized the repurchase of the Company's common stock in the aggregate amount not to exceed $1,000,000. The shares will be repurchased from time to time in open market transactions or privately negotiated transactions at the Company's discretion, subject to market conditions and other factors, including imposed black-out periods during which the Company and its insiders are prohibited from trading the Company's common stock. While black-out periods typically occur near the end of a fiscal quarter in anticipation of the public release of quarterly earnings, the Company may impose a black-out period at any time without advance public notice. Under the program, no shares will knowingly be purchased from the Company's officers or directors or from any such person's affiliates. As of September 23, 2003, the Company has 3,034,509 shares of its common stock outstanding.

Regency also announced today the date for its next annual meeting of stockholders is set for 9:00 a.m. on November 18, 2003 in the 11th Floor Conference Center in the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York. More details regarding the annual meeting will be included in Regency's proxy statement, which is expected to be mailed to stockholders in late October.

The deadline for submitting shareholder proposals for inclusion in Regency's proxy statement in respect of the next annual meeting was September 4, 2003. In accordance with the Regency's by-laws, for business to be properly brought before the next annual meeting of stockholders by a stockholder, the stockholder must give timely notice thereof in writing to Regency's Secretary not later than the close of business on October 3, 2003.

Inquiries: Laurence S. Levy
           Regency Affiliates, Inc. President and Chief Executive Officer
           (212) 644-3450

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that Regency or its management expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not be anticipated. Future events, actual results of performance, financial or otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Regency undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this press release does not constitute an admission by Regency or any other person that the events or circumstances described in such statement are material.


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